UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2025

Mawson Infrastructure Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40849	88-0445167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

950 Railroad Ave, Midland, PA	15059
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +1-412-515-0896

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	MIGI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on February 6, 2025, Mawson Infrastructure Group Inc. (the “Company”) received written notice (the “Bid Price Notice”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that for the last 30 consecutive business days prior to the date of the Bid Price Notice, the closing bid price of the Company’s common stock was less than the $1.00 per share minimum bid price required for continued listing on The Nasdaq Capital Market, as required by Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Staff provided the Company with 180 calendar days, or until August 5, 2025 (the “Compliance Date”), to regain compliance with the Bid Price Rule.

On August 6, 2025, the Company received written notice from the Staff notifying the Company that it had not regained compliance with the Bid Price Rule by the Compliance Date (the “Bid Price Deficiency”) and that the Nasdaq Hearings Panel (the “Panel”) will consider the Bid Price Deficiency in rendering a determination regarding the Company’s continued listing on The Nasdaq Capital Market. At its hearing before the Panel, the Company will request an extension to regain compliance with the Bid Price Rule.

There can be no assurance that the Company will be able to regain compliance with the Bid Price Rule or maintain compliance with all other Nasdaq listing requirements. If the Company’s request for an extension is denied or if it fails to regain compliance with Nasdaq’s continued listing standards during any period granted by the Panel, the Company’s common stock will be subject to delisting from Nasdaq.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Company cautions that statements in this report that are not a description of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” and “will,” among others. Examples of forward-looking statements herein include, among others, statements regarding the Company’s ability to regain compliance with Nasdaq’s listing standards and anticipated actions to be taken by Nasdaq in the future.

Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, the possibility of the Company’s need and ability to raise additional capital, the development and acceptance of digital asset networks and digital assets and their protocols and software, the reduction in incentives to mine digital assets over time, the costs associated with digital asset mining, the volatility in the value and prices of digital assets, further or new regulation of digital assets and artificial intelligence (“AI”), the evolution of AI and high-performance computing (“HPC”) market and changing technologies, the slower than expected growth in demand for AI, HPC and other accelerated computing technologies than expected, the ability to timely implement and execute on AI and HPC digital infrastructure, and the ability to timely complete the digital infrastructure build-out in order to achieve its revenue expectations for the periods mentioned. More detailed information about the risks and uncertainties affecting the Company is contained under the heading “Risk Factors” included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 15, 2025, the Company’s Annual Report on Form 10-K filed with the SEC on March 28, 2025 and in other filings the Company has made and may make with the SEC in the future. One should not place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mawson Infrastructure Group Inc.

Date: August 12, 2025	By:	/s/ Kaliste Saloom
Kaliste Saloom
Interim Chief Executive Officer, General Counsel and Corporate Secretary

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